United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2020

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value, $0.05 per share	JCS	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On July 30, 2020, Transition Networks, Inc. (“Seller”), a Minnesota corporation and wholly owned subsidiary of Communications Systems, Inc. (the “Company”) entered into a Termination of Real Estate Purchase Agreement (“Termination Agreement”) with Launch Properties, LLC, a Minnesota limited liability company (“Buyer”). Buyer and Seller were parties to a purchase agreement dated August 2, 2018, and subsequently amended, under which Buyer had agreed to purchase from Seller the 105,000 square-foot building in Minnetonka, Minnesota where the Company’s executive and administrative offices are located (the “Property”). Under the terms of the Termination Agreement, Buyer and Seller agreed that the purchase agreement, as amended, was terminated and is no longer in effect, except for any indemnification rights that Seller might have against Buyer under the purchase agreement. Seller represented in the Termination Agreement that it is not aware of any claims for indemnification that would trigger Buyer’s obligations under the indemnification provisions of purchase agreement. Under the Termination Agreement, the parties confirmed, based on the original purchase agreement and amendments, that the escrow amount of $225,000 paid by Buyer under the purchase agreement, as amended, would be forfeited and paid directly to Seller by the third-party title escrow company.

Item 8.01	Other Events

As noted above in Item 1.02, on July 30, 2020, the Company’s Transition Networks, Inc. subsidiary, as Seller, entered into a Termination Agreement with Buyer to terminate the purchase agreement for the Property.

The Company has entered into a new listing agreement to relist the Property for sale. This allows the Company to consider options while it also determines its future office and warehouse space needs considering (i) its May 14, 2020 acquisition of Ecessa Corporation, (ii) the Company’s corporate development and M&A strategy, and (iii) the continuing effect of the COVID-19 pandemic, which on one hand would suggest employees require more physical office space around their work areas and on the other hand would suggest the Company might require less office space if a significant number of employees continue to work remotely. The Company has not committed to a specific plan considering the many uncertainties related to the duration of COVID-19 pandemic and its effect on the national and world economies.

The Company will provide additional information about developments in this area as they occur.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Name
10.1	Termination of Real Estate Agreement dated as of July30, 2020, by and between Transition Networks, Inc. and Launch Properties, LLC.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark D. Fandrich

Mark D. Fandrich, Chief Financial Officer

Date: August 4, 2020